UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2013

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 201

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On November 6, 2013, Millennial Media, Inc. (“Millennial” or the “Company”) completed its previously announced acquisition of Jumptap, Inc. (“Jumptap”), a privately held mobile advertising platform, pursuant to the terms of an Agreement and Plan of Reorganization (the “Original Agreement”), dated as of August 13, 2013, by and among the Company, Polo Corp., a wholly owned subsidiary of Millennial (“Merger Sub”) and Jumptap, as amended on November 1, 2013, (the “Amendment,” and together with the Original Agreement, the “Acquisition Agreement”).  At the closing, Merger Sub was merged with and into Jumptap (the “Acquisition”).  As a result of the Acquisition, the separate corporate existence of Merger Sub ceased and Jumptap continues as the surviving corporation and as a wholly-owned subsidiary of Millennial.

Pursuant to the Acquisition Agreement, Millennial issued an aggregate of 24,745,470 shares of its common stock to the former securityholders of Jumptap and participants in a Management Incentive Plan of Jumptap (the “MIP”), and assumed options to purchase 861,584 shares of its common stock, which equals approximately 22.8% of the total number of shares of Millennial common stock following the issuance on a fully diluted basis.  Of the total consideration, 2,560,709 of the shares of common stock of the Company issued in connection with the Acquisition are being held in escrow as partial security for the indemnification obligations of the Jumptap securityholders and management participants of the MIP as set forth in the Acquisition Agreement and pursuant to the terms of the Escrow Agreement attached as an exhibit to the Acquisition Agreement.  The Company also paid $9.5 million in cash consideration in lieu of shares under the terms of the Acquisition Agreement.  Millennial assumed options to purchase common stock of Jumptap with exercise prices lower than the merger consideration payable for each share of Jumptap common stock, and such options were converted into options to purchase common stock of Millennial at the exchange ratio set forth in the Acquisition Agreement.  All options to purchase common stock of Jumptap with exercise prices above the merger consideration payable for each share of Jumptap common stock were cancelled.  All outstanding warrants exercisable for, and all outstanding debt instruments convertible into, common stock of Jumptap, were exchanged for a portion of the 24,745,470 shares issued.

Based on the issuance of an aggregate of 24,745,470 shares of Millennial’s common stock at the closing, each valued at $7.09, the closing price per share of Millennial’s common stock on November 6, 2013, and including options assumed with a fair value of $1.7 million and the $9.5 million of cash consideration, the transaction is valued at approximately $186.6 million.

Under the terms of the Acquisition Agreement, Millennial also agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 relating to the shares of common stock issued in the Acquisition and a registration statement on Form S-8 relating to the employee stock options assumed as part of the consideration, pursuant to the terms of the Registration Rights Agreement attached as an exhibit to the Acquisition Agreement.

Neither the Company nor any of its affiliates has any material relationship with any of Jumptap’s securityholders other than in respect of the Acquisition and the transactions contemplated thereby.

The foregoing summary is qualified in its entirety by reference to the Original Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated August 19, 2013 and is incorporated herein by reference in its entirety, and the Amendment, which is filed hereto as Exhibit 2.2 and incorporated herein by reference in its entirety.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 related to the issuance of Millennial common stock is hereby incorporated by reference under this Item 3.02.  The shares of the Company’s common stock issued pursuant to the Acquisition Agreement were offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Rule 506 promulgated thereunder. The Acquisition was a privately negotiated transaction that did not involve general solicitation, and no more than 35 recipients of shares of Millennial common stock pursuant to the Acquisition Agreement are not “accredited investors” as defined in Regulation D under the Securities Act.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and following the completion of the Acquisition, the Company’s board of directors acted by unanimous written consent on November 8, 2013 to expand the size of the board of directors to eight members, and, pursuant to the terms of the Acquisition Agreement, appointed George Bell, the former Chief Executive Officer of Jumptap, as a member of the Company’s board of directors to serve until the Company’s 2014 annual meeting of stockholders.  Mr. Bell entered into the Company’s standard form of indemnification agreement with the Company, as set forth in Exhibit 10.12 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-178909), filed with the SEC on March 8, 2012, which provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Bell in any action or proceeding directly related to his service as a director of the Company.

Mr. Bell, 56, has served as the President and Chief Executive Officer of Jumptap since September 2010. From April 2005 to September 2010, when he took leave to join Jumptap, he was a Special Venture Partner and a Managing Director of General Catalyst,

a venture capital and growth private equity firm that invests in technology-enabled companies. He served as Chief Executive Officer of Upromise, the country’s largest college savings service, from 2001 until January 2005. Mr. Bell joined Excite, a worldwide internet portal and media company, as Chief Executive Officer in 1996 and continued as Chairman and Chief Executive Officer of Excite@Home following Excite’s merger with the @Home Network. Earlier in his career, Mr. Bell was a producer and writer of documentary programs, for which he won four Emmy Awards. He founded The Outdoor Life Network, a specialty cable network, and served as Senior Vice President for the Times Mirror Magazines, where he oversaw eight special interest lifestyle magazines. Mr. Bell currently serves as a member of the board of directors of a number of privately held companies, and serves on the Massachusetts Technology Leadership Council and the New England Advisory Board of Trust for Public Land. Mr. Bell received a B.A. in English from Harvard College.

In connection with his appointment to the board of directors, Mr. Bell will receive compensation in accordance with the terms of the Company’s compensation policy for non-employee directors, as described in the Company’s annual proxy statement filed on April 30, 2013 and available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

Other than as described herein, there are (1) no arrangements or understandings between Mr. Bell and any other person pursuant to which he was appointed to the board of directors, and (2) no transactions between Mr. Bell and the Company that would require disclosure under Item 404(a) of Regulation S-K. Simultaneously with the expansion of the board of directors and the appointment of Mr. Bell, the board of directors designated Patrick J. Kerins as lead independent director. Mr. Kerins previously presided over the regularly scheduled executive sessions of the non-management directors.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On November 4, 2013, the Company held a special meeting of stockholders (the “Special Meeting”).  Of the 81,466,432 shares outstanding as of the record date, 56,220,432 shares, or 69%, were present or represented by proxy at the Special Meeting.  Set forth below are the results of the matters submitted for a vote of stockholders at the Special Meeting.

Proposal 1 — Approval of the Issuance of the Company’s Common Stock in Connection with the Acquisition

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
55,184,514	766,210	27,107	242,601

Proposal 2 —Approval of the Adjournment of the Special Meeting, If Necessary, Including to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of the Share Issuance Proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
54,500,165	1,688,760	31,202	305

Item 9.01.                                        Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The consolidated balance sheets of Jumptap as of December 31, 2012 and 2011, consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows of Jumptap for the years ended December 31, 2012, 2011 and 2010 and the notes to the financial statements are included as Exhibit 99.1 and are hereby incorporated by reference.

The consolidated balance sheets of Jumptap as of June 30, 2013 (unaudited) and December 31, 2012, unaudited consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows of Jumptap for the six months ended June 30, 2013 and 2012 are included as Exhibit 99.2 and are hereby incorporated by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2013, unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2013 and the year ended December 31, 2012 and the notes to unaudited pro forma condensed combined financial statements are included as Exhibit 99.3 and are hereby incorporated by reference.

(d)    Exhibits.

Exhibit No.	Description
2.1(1)*	Agreement and Plan of Reorganization, dated as of August 13, 2013, by and among Millennial Media, Inc., Polo Corp, and Jumptap, Inc.
2.2	First Amendment to Agreement and Plan of Reorganization, dated as of November 1, 2013, by and between Millennial Media, Inc., and Jumptap, Inc.
23.1	Consent of Deloitte & Touche LLP.
99.1	Financial statements of Jumptap, Inc.

99.2	Interim financial statements of Jumptap, Inc.
99.3	Unaudited pro forma condensed combined financial statements.

*Certain schedules and exhibits related to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

(1)                                 Previously filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35478), filed with the Commission on August 19, 2013, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2013	MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Shin
Ho Shin
General Counsel and Chief Privacy Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1(1)*	Agreement and Plan of Reorganization, dated as of August 13, 2013, by and among Millennial Media, Inc., Polo Corp, and Jumptap, Inc.
2.2	First Amendment to Agreement and Plan of Reorganization, dated as of November 1, 2013, by and between Millennial Media, Inc., and Jumptap, Inc.
23.1	Consent of Deloitte & Touche LLP.
99.1	Financial statements of Jumptap, Inc.
99.2	Interim financial statements of Jumptap, Inc.
99.3	Unaudited pro forma condensed combined financial statements.

*Certain schedules and exhibits related to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

(1)                                 Previously filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35478), filed with the Commission on August 19, 2013, and incorporated by reference herein.